As filed with the Securities and Exchange Commission on June 1, 2007
Registration No. 333-2938
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORIZON HEALTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	75-2293354
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2941 South Lake Vista Drive
Lewisville, Texas 75067
(Address of principal executive offices)
HORIZON HEALTH GROUP, INC.
1989 STOCK OPTION PLAN
HORIZON MENTAL HEALTH MANAGEMENT, INC.
1995 STOCK OPTION PLAN
HORIZON MENTAL HEALTH MANAGEMENT, INC.
AMENDED AND RESTATED 1995 STOCK OPTION PLAN
FOR ELIGIBLE OUTSIDE DIRECTORS
(Full title of the plan)
Christopher L. Howard, Esq.
6640 Carothers Parkway, Suite 500
Franklin, Tennessee 37067
(615) 312-5700
(Name, address and telephone number of agent for service)

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     On April 1, 1996, Horizon Health Corporation, formerly known as Horizon Mental Health Management, Inc. (the “Registrant”), filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8, Registration Statement No. 333-2938 (the “Registration Statement”), registering an aggregate of 1,369,699 shares of the Registrant’s Common Stock, $.01 par value per share (“Common Stock”), to be offered, awarded or sold under the Horizon Health Group, Inc. 1989 Stock Option Plan, Horizon Mental Health Management, Inc. 1995 Stock Option Plan and Horizon Mental Health Management, Inc. Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors (collectively, the “Plans”).
     Effective as of 11:59 p.m., Eastern Daylight Time, on May 31, 2007 (the “Effective Time”), pursuant to an Agreement and Plan of Merger dated as of December 20, 2006, by and among the Registrant, Psychiatric Solutions, Inc. (“PSI”) and Panther Acquisition Sub, Inc. (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), and the Registrant became a wholly-owned subsidiary of PSI. On June 1, 2007, the Registrant filed with the Commission a Certification and Notice of Termination of Registration on Form 15 with respect to the Common Stock.
     The Registrant has terminated all offerings of the Registrant’s securities pursuant to its existing registration statements, including the Registration Statement. In accordance with the undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities of the Registrant registered under the Registration Statement which remained unsold as of the Effective Time.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on June 1, 2007.

HORIZON HEALTH CORPORATION
By:	/s/ Christopher L. Howard
	Name:	Christopher L. Howard
	Title:	Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Joey A. Jacobs Joey A. Jacobs	Director and President (Principal Executive Officer)	June 1, 2007
/s/ Jack E. Polson Jack E. Polson	Vice President, Chief Financial Officer/Treasurer and Assistant Secretary (Principal Financial Officer)	June 1, 2007
/s/ Christopher L. Howard Christopher L. Howard	Director	June 1, 2007

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